Exhibit 99.4

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”), made as of the 1st day of November, 2008, by and between Atlas Mining Company, an Idaho corporation (the “Company”), and Morris D. Weiss (the “Consultant”).

W I T N E S S E T H:

In consideration of the premises and of the covenants, promises and conditions herein contained, and for other consideration as hereinafter described, the parties hereto agree as follows:

Section 1. Retention as a Consultant.

The Company hereby agrees to retain the Consultant, and the Consultant hereby agrees to provide services to the Company, as an independent consultant for the term set forth in Section 2 hereof and subject to, and in accordance with, the terms and conditions hereinafter set forth.

Section 2. Consulting Term.

The term of consulting under this Agreement shall commence on or before November 1, 2008 (the “Effective Date”) and shall expire on the six (6) month anniversary of the Effective Date, unless extended by the parties hereto on mutually agreeable terms (the “Consulting Term”).  No later than the end of the fifth month following the Effective Date, the Company will provide notice to the Consultant of whether or not the Company intends to negotiate an extension of the Consulting Term.  If the Company notifies the Consultant that it intends to negotiate an extension, the Company will negotiate in good faith the terms of an extension with the Consultant, it being understood that the Consultant shall have no obligation to agree to extend the Consulting Term.

Section 3. Position, Duties and Responsibilities.

During the Consulting Term, the Consultant shall serve as the Chief Restructuring Officer of the Company.  The Consultant shall provide services and have duties and responsibilities commensurate with those of chief restructuring officers of similarly-sized companies and shall report to the Board of Directors of the Company (the “Board”).  Such duties and responsibilities shall include:  (i) oversight and management of (1) pending and anticipated securities, corporate, insurance and other significant litigation involving the Company or its affiliates, (2) the disposition of the contract mining business and such other businesses and entities in which the Company holds an interest as may be determined by the Board, and (3) such other matters as agreed upon by the Consultant and the Board; (ii) advising the Board and senior management of the Company with respect to other significant restructuring matters, and (iii) such other duties and responsibilities on which the Board and the Consultant shall mutually agree.  During the Consulting Term, the Consultant shall devote such business time and efforts in his capacity as a non-exclusive consultant of the Company, as determined in good faith by the Consultant, as are reasonably necessary or appropriate to fulfill his obligations hereunder, provided that nothing herein shall preclude the Consultant from (i) managing his and his family’s passive personal investments, (ii) serving on other boards, (iii) engaging in civic or charitable activities, (iv) investing in or providing employment or consulting services to other businesses or (v) engaging in the practice of law, so long as such activities do not materially interfere with the performance of his duties hereunder.  During the Consulting Term, the Consultant shall have the right to serve as a director of the Company and, in addition to the compensation specified herein, shall be entitled to receive such compensation and benefits provided by the Company to its non-employee directors from time to time for service on the Board.

Section 4. Fee Arrangements.

(a) During the Consulting Term, the Company shall pay the Consultant a base fee (the “Base Fee”) of One Hundred Thousand Dollars ($100,000).  Notwithstanding the involuntary termination of this Agreement or the Consultant’s services hereunder or any performance or non-performance of the Consultant’s services hereunder, the Base Fee shall be paid in six (6) substantially equal monthly installments, with the first such installment due on the Effective Date and the remaining installments respectively due on the next five monthly anniversaries of the Effective Date.  If (i) the Consultant voluntarily terminates his service hereunder or (ii) the Consultant is involuntarily terminated by the Company due to a sustained failure of the Consultant to performance his duties hereunder for more than thirty (30) consecutive days which failure is not cured within ten (10) days of the Consultant’s receipt of written notice thereof from the Board (which notice sets forth in reasonable detail the facts and circumstances claimed to constitute such sustained failure) (an “Uncured Sustained Failure to Perform”), no further payments of the Base Fee will be made thereafter.  On the six (6) month anniversary of the Effective Date, the Company shall pay the Consultant a performance bonus of up to One Hundred Thousand Dollars ($100,000).  Whether such bonus is awarded is dependent on a Board determination as to whether and the extent to which the Consultant's performance of his material duties hereunder has been satisfactory.  The amount of such bonus, if any, will be in the discretion of the Board.

(b) On the Effective Date, the Company shall issue to the Consultant an option (the “Option”) to purchase 550,000 shares of the Company’s common stock, with an exercise price of $.70 per share.  The Option shall become vested and exercisable as follows: (i) 41,667 shares shall vest immediately on the Effective Date, (ii) 41,667 shares shall vest on each of the first three (3) monthly anniversaries of the Effective Date, (iii) 41,666 shall vest on the next two monthly anniversaries of the Effective Date and (iv) the remaining 300,000 shares shall vest on the six (6) month anniversary of the Effective Date.  The vesting of the options on the dates listed in (ii) and (iii) in the preceding sentence will not occur if the Consultant voluntarily terminates his service hereunder or the Consultant is involuntarily terminated by the Company due to an Uncured Sustained Failure to Perform before such dates.  The vesting of the 300,000 options will not occur if  prior to the six (6) month anniversary of the Effective Date, the Board or a committee thereof (provided that Messrs. David A. Taft and John F. Levy are appointed to such committee and constitute a majority of the members thereof, for purposes hereof and the Option Agreement, the “Committee”) in good faith to reduce the number of or eliminate such Options due to the Consultant's failure to satisfactorily perform his material duties hereunder.  Any portion of the Option which becomes vested and exercisable shall remain exercisable for the remainder of the stated term thereof (unless sooner exercised by the Consultant), notwithstanding the termination of the Consultant’s service hereunder or as a director of the Company following the date on which such portion of the Option became vested and exercisable.  Notwithstanding the foregoing, the Option shall immediately become fully vested and exercisable with respect to all shares subject thereto upon the occurrence of a “change in control.”  The Option shall have a ten-year term, and shall be fully transferable by the Consultant.  The form of Stock Option Agreement is attached as Exhibit A, the terms and conditions of which are incorporated herein by reference.  The Company shall take all actions necessary to cause the grant of the Option to be exempt under Rule 16b-3(d)(1) under Section 16 of the Securities Exchange Act of 1934, as amended. As soon as practicable after the Effective Date(which will no more than 15 business days following the time that the Company becomes current in its SEC filings), the Company shall file with the SEC a Form S-8 (or other appropriate form registering both the offer and sale of shares of common stock to the Consultant (or his transferee(s)) pursuant to the Option and the resale of such shares of common stock by the Consultant (or his transferee(s)) and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such registration statement is necessary for the Company to fulfill its obligations under this Section 4(b).

(c) If the Company declares any dividend or distribution to its stockholders at any time while the Option to acquire any Shares is outstanding, the Company agrees

(d) If and to the extent the Options are not yet vested on the record date for the dividend or distribution, to deposit on the dividend or distribution payment date into a separate account for the benefit of the Consultant, an amount equal to the dividend or distribution that would be paid on the shares underlying the Option that are outstanding immediately prior to the record date for the dividend or distribution.  Such amounts will be paid to the Consultant on the dividend or distribution payment date if the Options have become vested by that date or at such later time as the Options become vested.  Such amounts will be returned to the Company of the Options do not vest; and

(e) If and to the extent the Options are vested on the record date for the dividend or distribution, to pay to the Consultant on the dividend or distribution payment date an amount equal to the dividend or distribution that would be paid on the shares underlying the Option that are outstanding immediately prior to the record date for the dividend or distribution.

Such payments will be structured, to the extent possible, in a manner intended to comply with Section 409A of the Internal Revenue Code. Notwithstanding anything in this Agreement to the contrary, Company will pay Consultant any dividend  or distribution amounts payable under  a. or b. above no later than two and one half months after the date of the close of the first tax year  in which such amounts are no longer subject to a substantial risk of forfeiture.

Section 5. Payment and/or Reimbursement of Expenses.

The Company shall pay rent for an office in the Austin, Texas area beginning October 31, 2008 in accordance with the terms of a lease already presented to the Company for a period of six (6) months.  The Company shall reimburse the Consultant for reasonable travel expenses in connection with his duties as a consultant.  The Company shall reimburse the Consultant for reasonable legal fees incurred in connection with the negotiation and execution of this Agreement.  The Company shall pay the amount of the difference between the lease payments and $2,500 per month as an accountable expense allowance.  If and to the extent that the Consultant does not use such funds for the performance of his duties hereunder, the Consultant will return such funds to the Company.  The Company shall reimburse the Consultant for additional necessary and reasonable business expenses (in addition to amounts attributable to the accountable expense allowance) incurred in connection with the performance of his duties hereunder, including but not limited to meals and entertainment, as approved by the CEO.  Promptly at the end of such six (6) month period, the Company and the Consultant will settle any net expense obligations to each other, making appropriate payments to the other.  All such expenses shall be paid or reimbursed, as the case may be, promptly (but under no circumstances shall any taxable reimbursement to the Consultant be made later than the last day of the taxable year following the year in which such expenses are incurred).

Section 6. Independent Contractor.

The Consultant’s engagement hereunder shall be as an independent contractor, rather than as an employee of the Company, and the Consultant shall not be entitled to any benefits available to employees of the Company.  The Consultant, as an independent contractor, shall have no authority, unless otherwise authorized by the Board, to legally bind the Company regarding (1) settlement of pending and anticipated securities, corporate, insurance and other significant litigation involving the Company or its affiliates, (2) the disposition of the contract mining business and such other businesses and entities in which the Company holds an interest as may be determined by the Board, and (3) such other matters as agreed upon by the Consultant and the Board.  Except as provided in the prior sentence, the Company hereby acknowledges that the Consultant’s instructions to the Company’s counsel and other professional advisers regarding such matters, including the authorization of work, will be deemed binding on the Company.  The Consultant acknowledges that he will be solely responsible for any federal, state or local income or self employment taxes arising with respect to his fees hereunder.  The Consultant also acknowledges that he has no state law workers’ compensation rights with respect to his services under this Agreement.

Section 7. Indemnification and Advancement of Expenses.

(a) The Company will indemnify and hold harmless the Consultant, to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, assessments, penalties, judgments, awards, and other liabilities and will fully reimburse the Consultant for any and all fees, costs, expenses and disbursements (collectively, “Expenses”), as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration, and whether or not the Consultant is a party (collectively, “Actions”) (including any and all legal and other Expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of or in connection with this Agreement or advice or services rendered or to be rendered by the Consultant.

(b) If any Action is commenced, as to which the Consultant proposes to demand indemnification, he shall notify the Company with reasonable promptness; provided, however, that any failure by the Consultant to notify the Company shall not relieve the Company from its obligations hereunder.  The Consultant shall have the right to retain counsel of his own choice to represent him, and the Company shall pay the Expenses of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.  The Company shall be liable for any settlement of any claim against the Consultant made with the Company’s written consent, which consent shall not be unreasonably withheld.  The Company shall not, without the prior written consent of the Consultant, settle or compromise any claim, or permit a default or consent to the entry of any judgment, in any Action in respect of which indemnification may be sought hereunder.

(c) Neither termination of this Agreement, the expiration of the Consulting Term nor completion of the Consultant’s services hereunder shall affect the provisions of this Section 7 which shall survive in all such events and remain operative and in full force and effect.

Section 8. Confidentiality.

During and after the Consulting Term, the Consultant will not, without the prior written consent of the Company, or except as required by applicable law, disclose or use any confidential or proprietary information of the Company or its affiliates.  For purposes of this Section 8, the term “confidential or proprietary information” will include all information of any nature and in any form that is owned by the Company and that is not publicly available or generally known to persons engaged in businesses similar or related to those of the Company or its affiliates.  Confidential information will include, without limitation, financial matters, customers, employees, industry contacts, and all other secrets and all other information of a confidential or proprietary nature.  The foregoing obligations imposed by this Section 8 will cease if such confidential or proprietary information (i) is or becomes generally available to the public other than as a result of any disclosure or other action or inaction by the Consultant in breach of this Agreement, (ii) is or becomes known or available to the Consultant on a non-confidential basis from a source (other than the Company) that, to the knowledge of the Consultant, is not prohibited from disclosing such confidential or proprietary information to the Consultant by a contractual, legal or fiduciary obligation owed to the Company; (iii) is or was independently developed by the Consultant without violation of any obligation under this Agreement, as evidenced by the Consultant’s contemporaneous written records; or (iv) the Consultant is required by law or process to make disclosure (after giving the Company written notice and a reasonable opportunity to contest such requirement).  In the event that the Consultant is required by law to disclose any confidential or proprietary information of the Company or its affiliates, he will provide the Company with prompt notice of such requirement in order to enable the Company to seek an appropriate protective order or other remedy (and if the Company seeks such an order, will provide such cooperation as the Company shall reasonably request), to consult with the Consultant with respect to the Company taking steps to resist or narrow the scope of such legal process, or to waive compliance, in whole or in part, with the terms of this Agreement.

Section 9. Miscellaneous.

This Agreement supersedes any and all prior understandings and agreements between the parties with respect to the subject matter hereof.  This Agreement can be changed, waived or terminated only by a writing signed by both the Consultant and the Company.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same document.  If any clause or provision of this Agreement shall be held to be invalid or unenforceable, such clause or provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid or unenforceable, and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement.  Sections 4, 5, 7, 8, 9 and 12 shall survive termination or expiration of this Agreement.

Section 10. Assignment.

This Agreement shall not be assignable by the Consultant.  This Agreement shall be assignable by the Company only with all or substantially all of the assets of the Company.  This Agreement shall inure to the benefit and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the parties hereto.

Section 11. Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

if to the Consultant:
Morris Weiss
c/o Dennis J. Block
Cadwalader Wickersham & Taft LLP
One World Financial Center
New York, NY 10281

if to the Company:
John Levy
Board Advisory Services
110 Oak Tree Pass
Westfield, NJ 07090

with a copy to:
William Gleeson
K&L Gates
Suite 2900
925 Fourth Avenue
Seattle, WA 98104

Section 12. Governing Law and Submission to Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state, without giving effect to principles of conflicts of law.  Each of the Consultant and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or his or its successors or assigns, as applicable, may be brought and determined by any federal or state court located in New York City, New York and each of the Consultant and the Company hereby irrevocably submits with regard to any such action or proceeding for himself or itself and in respect to his or its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.  Each of the Consultant and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  The Company shall pay, as incurred, all legal fees and expenses the Consultant may reasonably incur with respect to any contest involving the validity or enforceability of, or liability under, this Agreement, provided, however, that, in the event the Company is determined to be the prevailing party in a contest involving whether an Uncured Sustained Failure to Perform has occurred, the Consultant shall promptly reimburse all fees and expenses previously advanced by the Company in connection therewith.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

ATLAS MINING COMPANY

  By:
  Name:
  Title:

MORRIS D. WEISS

Exhibit A

ATLAS MINING COMPANY

STOCK OPTION AGREEMENT

TO:           Morris Weiss

This agreement sets forth the terms of stock options (the “Options”) to purchase shares (the “Shares”) of the Company’s Common Stock granted pursuant to the terms of  the Consulting Agreement dated November 1st, 2008 (the “Consulting Agreement”).

1. General Terms.

Grant Date:	November 1, 2008 (the “Effective Date”)
Number of Shares:	550,000
Exercise Price:	$.70 per share
Expiration Date:	November 1, 2018
Type of Option:	Non-Qualified Stock Options

2. Vesting and Exercisability.

Subject to acceleration as provided in Section 3(a) below, the Options will vest and become exercisable according to the following schedule, and the other terms of this Agreement, provided that no vesting will occur on a date if you voluntarily terminate your service as a consultant under the Consulting Agreement or you are involuntarily terminated by the Company due to an Uncured Sustained Failure to Perform (as defined in the Consulting Agreement) prior to such date.

(i) 41,667 shares shall vest and become exercisable immediately on the Effective Date,

(ii) 41,667 shares shall vest and become exercisable on each of the first three (3) monthly anniversaries of the Effective Date,

(iii) 41,666 shares shall vest and become exercisable on each of next two monthly anniversaries of the Effective Date.  The vesting of the options on the dates listed in (ii) and (iii) will not occur if you voluntarily terminate your service under the Consulting Agreement or you are involuntarily terminated by the Company due to an Uncured Sustained Failure to Perform before such dates;  and

(iv) the remaining 300,000 shares shall vest and become exercisable on the six (6) month anniversary of the Effective Date, provided that the Board of Directors of the Company (the “Board”) or the Committee (as defined in the Consulting Agreement) does not prior to the six (6) month anniversary of the Effective Date determine in good faith to reduce the number of, or eliminate all of, such Options due to your failure to satisfactorily perform your material duties under the Consulting Agreement.

Any Options which becomes vested shall remain exercisable until the Expiration Date (unless sooner exercised by you), notwithstanding the termination of your service under the Consulting Agreement or as a director of the Company following the date on which such portion of the Options became vested and exercisable.

3. Change in Control.

(a) Notwithstanding anything herein to the contrary, the Options shall immediately become fully vested and exercisable with respect to all Shares upon  the occurrence of a Change in Control.  In the event of a Change in Control of the Company, as defined below, the Board or the Committee will, in its sole discretion, provide that one of the following applicable actions be taken as a result, or in anticipation, of any such:

(i) offer to purchase any Options (vested and unvested) from you or any transferee (the “Holder”) for an amount in cash equal to (i) the then current fair market value of a Share over the exercise price per share, multiplied by (ii) the number of Shares subject to the Options, as determined by the Board or the Committee thereof, as of the date of the Change in Control; or

(ii) make adjustments or modifications to any Options (vested and unvested) as the  Board or the Committee deems appropriate to maintain and protect the rights and interests of the Holder following such Change in Control.

In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board or the Committee in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that your proportionate interest in Options shall be maintained as before the occurrence of such event and to the number of Shares with respect to which the Options shall become vested and exercisable on the dates specified in Section 2 above.  Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Options but with a corresponding adjustment in the Option price per share.

Any such action approved by the Board or the Committee thereof in accordance with this Section 3(a)shall be conclusive and binding on the Company, its subsidiaries and you.

(b) In no event, however, may any Options be exercised after the Expiration Date.

(c) "Change in Control" means (a) any person becomes the beneficial owner of 50% or more of the outstanding voting power or value of the Company’s common stock; (b) the stockholders of the Company approve an agreement to merge or consolidate into or with any other entity; or (c) the stockholders of the Company approve an agreement sell or more than 50% percent of the assets of the Company (other than the sale of the contract mining business and/or assets related to that business and/or properties other than the Dragon Mine).

4. Termination of Option.

The unvested portion of the Options will terminate automatically and without further notice immediately upon your voluntary termination of service pursuant to the Consulting Agreement or your involuntarily termination by the Company due to an Uncured Sustained Failure to Perform.

5. Method of Exercise.

(a) Exercise of the Options by a Holder may be made at any time or times after vesting, and on or before the close of business on the Expiration Date of the Options upon payment of the Exercise Price thereby purchased by wire transfer or cashier's check drawn on a United States bank, or by means of a cashless exercise (as further contemplated in this Section 5 below).  Upon exercise, the Holder shall be entitled to receive a certificate for the number of Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) trading days after the date on which these Options shall have been exercised as aforesaid.  The Options shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Options has been exercised in accordance with this Section 5.

(b) The Options shall also be exercisable by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) * (X)] by (A), where:

A = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the principal market in terms of  volume;

B = the Exercise Price of the Options; and

X = the number of Shares issuable upon exercise of the Options

(c) As a condition to the exercise of the Options, the Holder must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company has the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. The Holder may satisfy the withholding obligation by electing to have the Company withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld (up to the minimum required federal tax withholding rate).

6. Free Transferability:.  After the Options have vested, they may be freely transferred subject to compliance with applicable law.

7. Binding Effect:. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

8. Acceptance and Acknowledgement. Please execute the following Acceptance and Acknowledgment and return it to the undersigned.  By signing the following, you understand that as of the Effective Date, this Agreement and the Consulting Agreement set forth the entire understanding between you and the Company regarding the Options and supersede all prior oral and written agreements on the subject.

Very truly yours,

Atlas Mining Company

By

Its Chief Executive Officer

ACCEPTANCE AND ACKNOWLEDGMENT

I accept the Options described in this Agreement, and acknowledge receipt of a copy of this Agreement and the Consulting Agreement.

Dated: ____________, 2008	Morris D. Weiss